UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

Larimar Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36510	20-3857670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Bala Plaza East
Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 511-9056

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LRMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2026, Larimar Therapeutics, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) virtually. As of March 25, 2026, the record date for the Annual Meeting, there were 103,882,937 outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), entitled to vote at the Annual Meeting. The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting, which are described in detail in the Company’s definitive proxy statement for the Annual Meeting, filed with the U.S. Securities and Exchange Commission on April 20, 2026.

Proposal 1 - Election of Class III Directors. Frank Thomas, Carole S. Ben-Maimon, M.D. and Joseph Truitt were elected to the Board of Directors of the Company as Class III directors to serve until the Company’s 2029 Annual Meeting of Stockholders and until their successors, if any, are duly elected and qualified or appointed, or their earlier death, resignation, or removal, as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Frank Thomas	66,827,378	8,569,298	15,489,254
Carole S. Ben-Maimon, M.D.	67,314,208	8,082,468	15,489,254
Joseph Truitt	66,445,617	8,951,059	15,489,254

Proposal 2 - Approval, on an advisory basis, of the compensation of the Company’s named executive officers in 2025. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers in 2025, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,822,237	1,498,429	76,010	15,489,254

Proposal 3 – Approval, on an advisory basis, of the preferred frequency of future advisory votes on the compensation of the Company’s named executive officers. The stockholders indicated, on an advisory basis, the preferred frequency of one year for future advisory votes on the compensation of the Company’s named executive officers. The final voting results are as follows:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
72,645,858	71,449	2,633,106	46,263	15,489,254

In light of the voting results on this advisory proposal, the Board of Directors of the Company has determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of such votes.

Proposal 4 - Ratification of Independent Registered Public Accountant. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year was ratified, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,784,651	72,972	28,307	0

Proposal 5 - Approval of an amendment to the Ninth Amended and Restated Certificate of Incorporation, as amended. The stockholders approved an amendment to the Company’s Ninth Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s Common Stock from 115,000,000 to 215,000,000, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,732,486	1,046,555	106,889	0

Proposal 6 - Approval of an adjournment of the Annual Meeting. The stockholders approved an adjournment of the Annual Meeting to the extent there were insufficient votes to approve Proposal 5, but such an adjournment was not necessary in light of the approval of Proposal 5 at the Annual Meeting. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,887,684	958,761	39,485	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Larimar Therapeutics, Inc.

Date:	May 19, 2026	By:	/s/ Carole S. Ben-Maimon, M.D.
Name: Carole S. Ben-Maimon, M.D. Title: President and Chief Executive Officer